Supplement Dated March 2, 2016 to the
Asset Allocation Funds Prospectus, dated July 31, 2015, as supplemented from time to time (the Prospectus)

Disclosure Related to PIMCO RealPathTM Income Fund,
PIMCO RealPathTM 2020 Fund, PIMCO RealPathTM 2025 Fund,
PIMCO RealPathTM 2030 Fund, PIMCO RealPathTM 2035 Fund,
PIMCO RealPathTM 2040 Fund, PIMCO RealPathTM 2045 Fund,
PIMCO RealPathTM 2050 Fund and PIMCO RealPathTM 2055 Fund
(each, a Fund and collectively, the Funds)

IMPORTANT NOTICE REGARDING CHANGES IN THE FUNDS
ALLOCATION GLIDE PATH, PERMISSIBLE RANGES OF TACTICAL
ALLOCATION ADJUSTMENTS AND OTHER MATTERS

Effective March 31, 2016, the chart illustrating each Funds
Allocation Glide Path in the Principal Investment Strategies section of each Funds Fund Summary in the Prospectus is deleted and replaced with the following:

Additionally, effective March 31, 2016, the table setting forth each Funds permissible range of tactical allocation adjustments in the Principle Investment Strategies section of each Funds Fund Summary in the Prospectus is deleted and replaced with the following:

Total Equity Allocation
Years to     Target       Maximum       Maximum
Retirement   Allocation   Underweight   Overweight
40           74%          -15%          15%
30           73%          -15%          15%
20           65%          -15%          15%
10           50%          -20%          10%
0            36%          -20%          10%

Total Commodity and Real Estate Allocation
Years to     Target       Maximum       Maximum
Retirement   Allocation   Underweight   Overweight
40           10%          -10%          10%
30           10%          -10%          10%
20           10%          -10%          10%
10           6%           -6%           6%
0            4%           -4%           4%

Total Fixed Income Allocation
Years to     Target       Maximum       Maximum
Retirement   Allocation   Underweight   Overweight
40           16%          -15%          15%
30           17%          -15%          15%
20           25%          -15%          15%
10           44%          -10%          20%
0            60%          -10%          20%



Investors Should Retain This Supplement for Future Reference